Exhibit 99.1

GRUBHUB COMPLETES ACQUISITION OF LABITE

Chicago, IL – May 11, 2016 – Grubhub Inc. (NYSE: GRUB), the leading takeout marketplace, today announced it has completed the acquisition of LAbite.

Second Quarter and Full Year 2016 Guidance

Grubhub is making the following adjustments to its previous outlook for the second quarter and full year of 2016, based on information available as of May 11, 2016, which includes the impact of the LAbite acquisition:

	Second Quarter 2016	Full Year 2016
(in millions)
Expected revenue range	$113 - $115	$465 - $480
Expected Adjusted EBITDA range	$30 - $32	$125 - $133

About Grubhub

Grubhub (NYSE: GRUB) is the nation's leading online and mobile food-ordering company. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 44,000 restaurant partners in over 1,000 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, AllMenus, MenuPages, LAbite, Restaurants on the Run, DiningIn and Delivered Dish.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of Grubhub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 26, 2016, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Our financial results should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 that was filed on May 9, 2016. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com